FOR IMMEDIATE RELEASE
Julie MacMedan THQ/Investor & Media Relations 818/871-5125

THQ REPORTS FISCAL 2011 THIRD QUARTER RESULTS

Holiday Results Exceed Guidance on Shipments of 1.2 Million uDraw GameTablets™
Company Well Positioned for FY12 Growth with Robust Product Pipeline

AGOURA HILLS, Calif., Feb 2, 2011 -- THQ Inc. (NASDAQ: THQI) today announced financial results for the three months ended December 31, 2010, that exceeded the company's guidance due to strong sales of its new uDraw GameTablet.

For the fiscal third quarter ended December 31, 2010, THQ reported net sales of $314.6 million, compared with $356.7 million in the prior-year period. On a non-GAAP basis, for the three months ended December 31, 2010, the company reported net sales of $323.1 million, compared with $357.0 million a year ago.

For the three months ended December 31, 2010, the company reported a net loss of $14.9 million, or $0.22 per share, compared with net income of $542,000, or $0.01 per share, in the prior-year period. On a non-GAAP basis, the company reported net income of $28.5 million, or $0.37 per share, compared with net income of $26.6 million, or $0.35 per share, in the same period a year ago. Fiscal 2011 and 2010 third quarter non-GAAP earnings per share would have been $0.42 and $0.39, respectively, if the company had not been required to use the “if-converted” method of calculating earnings per share.

A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

"We posted a strong holiday quarter led by our new uDraw GameTablet, which shipped 1.2 million units. This owned intellectual property provides THQ with a new growth opportunity focused on innovative and creative game play," said THQ President and CEO Brian Farrell. "Our fiscal fourth quarter continues our robust release schedule of high quality, high profile games including Homefront, WWE All Stars, and de Blob 2.”

Farrell added, “THQ is poised for significant net sales and earnings growth in fiscal 2012 as a result of aggressive investment in owned intellectual properties and major franchises, a lean cost structure, and growing digital revenues. Fiscal 2012 will be driven by the strongest core games line-up in our history, including: Red Faction Armageddon, Warhammer 40,000 Space Marine, MX vs. ATV Alive and the newest installment of our Saints Row franchise."

FISCAL 2011 THIRD QUARTER HIGHLIGHTS AND RECENT DEVELOPMENTS

Product Performance

•
In November, THQ launched in North America the uDraw GameTablet, a first-of-its-kind, innovative gaming accessory, which quickly became one of the top-ranked gaming products of the 2010 holiday season. THQ shipped 1.2 million units of the uDraw GameTablet during the holiday quarter. The company plans to release the uDraw GameTablet in international territories during the March quarter.

•	During the holiday quarter, THQ shipped approximately 2.7 million units of WWE® SmackDown® vs. Raw® 2011.

New Intellectual Property Agreements

•
Furthering its strategy to partner with top creative talent, in December, the company announced a new multi-year agreement with Guillermo del Toro, writer and director of Hellboy and the Oscar-winning Pan's Labyrinth, to create inSANETM, an original trilogy of triple-A titles to be developed by THQ's Volition, Inc.® studio.

Q3 Accounting Charges

•
The company reevaluated the sales potential of games based on its kids movie-based licenses during the preparation of its fiscal third quarter financial statements. Consistent with recent industry trends, the company lowered expectations for this category, which resulted in an impairment of $30.3 million of kids movie-based licenses for games that are expected to be released in fiscal 2012 and beyond. This impairment was excluded from the company's fiscal 2011 third quarter non-GAAP results.

•
In the fiscal third quarter, the company reevaluated its strategy of adapting certain Western content for free-to-play online games in Asian markets. As a result, the company's fiscal third quarter non-GAAP results exclude a charge of $9.9 million related to the cancellation of Company of Heroes® Online and WWE® Online.

Repositioning of Kids, Family and Casual Business

•
THQ's Kids, Family and Casual Business Unit is increasing its focus on popular new play patterns and devices such as Kinect™ for Xbox 360®, PlayStation®Move, the uDraw GameTablet and Nintendo 3DS, with a strong fiscal 2012 line-up scheduled for these platforms, as well as online network games and games for mobile devices.

•
In January 2011, THQ and Mattel, Inc. announced an alliance whereby THQ plans to produce and distribute interactive entertainment based on Mattel's leading brands. THQ plans to publish these brands on the uDraw GameTablet as well as other popular gaming platforms, including mobile devices and social networks.

BUSINESS OUTLOOK

Fiscal Fourth Quarter 2011

THQ issued new guidance for fiscal fourth quarter non-GAAP net sales in the range of $245 - $260 million, and non-GAAP EPS of $0.05 - $ 0.15, before applying the “if converted” method of calculating EPS; after applying the “if converted” method of calculating EPS, the top end of the range would decline by one cent.

The new guidance primarily reflects the move of UFC® Personal Trainer into fiscal 2012, and lower expected sales of kids movie-based licensed games.

Fiscal Year Ending March 31, 2011

THQ expects to report non-GAAP fiscal 2011 net sales in the range of $800 - $815 million and a non-GAAP net loss per share for fiscal 2011 in the range of $0.25 - $0.35.

Non-GAAP Financial Measures
In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the following:

•	stock-based compensation expense,

•	the impact of certain deferred revenue and related costs,

•	business realignment expense,

•	other-than-temporary impairment on investments and any subsequent realized gains on those

•	investments, and mark-to-market adjustments on investments, and

•	other significant charges and benefits.

For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

THQ may consider whether other significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

The company excludes these expenses from its non-GAAP financial measures primarily because its management does not believe they reflect the company's primary business, ongoing operating results or future outlook. THQ's management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well as to its performance in prior periods. The non-GAAP financial measures included in this earnings release have been reconciled to the comparable GAAP results in the accompanying tables, and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company's management uses certain of the non-GAAP financial measures for the following reasons:

Stock-Based Compensation. THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside of the control of management due to the variables used to estimate the fair value of a share-based payment, such as THQ's stock price, interest rates and the volatility of the company's stock price. Further, when considering the impact of equity award grants, THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall stockholder dilution, rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. The company recognizes the revenue and related costs from the sale of certain titles for which the online service is determined to be a deliverable over the estimated online service period. Although the company defers the recognition of all or a portion of its net revenue and costs with respect to these titles, there is no impact to its operating cash flow. THQ's management excludes the impact of deferred net revenue and costs when evaluating the company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Business Realignment Expense. Although THQ has incurred business realignment expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. Management does not believe these charges reflect the company's primary business, ongoing operating results or future outlook. As such, the company believes it is appropriate to exclude these expenses from its non-GAAP financial measures.

Other significant charges and benefits. THQ does not consider certain significant charges and benefits that are related to discrete events or market conditions to be indicative of ongoing operating results or future outlook.  As a result, the company believes it appropriate to exclude expenses and benefits such as legal settlements or market-related impairments, from its non-GAAP financial measures.

Fiscal Periods

The company reports its fiscal year on a 52/53 week period with its fiscal year ending on the Saturday nearest March 31st. For simplicity, the company presents all fiscal periods as ending on a calendar month end. The company's fiscal 2011 third quarter ended on January 1, 2011, and its fiscal 2010 third quarter ended on January 2, 2010. The fiscal three month periods ended December 31, 2010 and 2009 consisted of 13 and 14 weeks, respectively.

Investor Conference Call

THQ will host a conference call to discuss fiscal 2011 third quarter results today at 2:00 p.m. Pacific/5:00 p.m. Eastern. Please dial (877) 356-8075 domestic or (706) 902-0203 international, conference ID 36888172 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com. The online archive of the broadcast will be available approximately two hours after the live call ends. In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through February 4, 2011, by dialing (800) 642-1687 domestic, or (706) 645-9291 international, conference ID 36888172.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software. The company develops its products for all popular game systems, personal computers and wireless devices. Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific. More information about THQ and its products may be found at www.thq.com. THQ, de Blob, Homefront, MX vs. ATV Alive, Red Faction Armageddon, Saints Row, uDraw GameTablet and the THQ logo are trademarks and/or registered trademarks of THQ Inc.

Microsoft, Xbox, Xbox 360, Xbox LIVE, the Xbox logos, and the Xbox LIVE Arcade logo are either registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or other countries.
"PlayStation" is a registered trademark of Sony Computer Entertainment Inc.
Wii, Nintendo DS and Nintendo DSi are trademarks of Nintendo.
All other trademarks are property of their respective owners.

THQ Inc. Caution Concerning Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company's expectations for the fourth quarter and full fiscal year ending March 31, 2011, and for the company's product releases in future periods. These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as "THQ") and are based upon management's beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors and the information that could materially affect THQ's financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2010, and particularly the discussion of risk factors that may affect results of operations set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

###

(Tables Follow)

THQ Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net sales	$314,589	$356,678	$541,021	$701,469
Cost of sales:
Product costs	123,852	127,644	219,558	246,548
Software amortization and royalties	50,011	73,202	104,526	142,429
License amortization and royalties	78,775	71,676	109,248	95,166
Total cost of sales	252,638	272,522	433,332	484,143

Gross profit	61,951	84,156	107,689	217,326
Operating expenses:
Product development	17,992	21,960	52,367	63,422
Selling and marketing	50,522	49,252	108,171	106,723
General and administrative	9,405	13,959	33,127	44,592
Restructuring	140	336	147	2,858
Total operating expenses	78,059	85,507	193,812	217,595

Operating loss	(16,108)	(1,351)	(86,123)	(269)
Interest and other income (expense), net	1,223	(1,698)	(4,358)	(1,349)
Loss before income taxes	(14,885)	(3,049)	(90,481)	(1,618)
Income taxes	62	(3,105)	1,561	(1,951)
Net income (loss) prior to allocation of noncontrolling interest	(14,947)	56	(92,042)	333
Loss attributable to noncontrolling interest	—	486	—	1,048
Net income (loss) attributable to THQ Inc.	$(14,947)	$542	$(92,042)	$1,381

Earnings (loss) per share attributable to THQ Inc. - basic	$(0.22)	$0.01	$(1.36)	$0.02

Earnings (loss) per share attributable to THQ Inc. - diluted	$(0.22)	$0.01	$(1.36)	$0.02

Shares used in per share calculation - basic	67,965	67,525	67,841	67,488
Shares used in per share calculation - diluted	67,965	67,704	67,841	67,734

THQ Inc. and Subsidiaries
Reconciliation of GAAP net income (loss) to Non-GAAP net income (loss) (a)
(In thousands, except per share data)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2010	2009	2010	2009
Net sales	$314,589	$356,678	$541,021	$701,469
Changes in deferred net revenue	8,527	279	12,759	(10,232)
Non-GAAP net sales	$323,116	$356,957	$553,780	$691,237

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2010	2009	2010	2009
Operating loss	$(16,108)	$(1,351)	$(86,123)	$(269)
Non-GAAP adjustments affecting operating loss:
JAKKS preferred return rate reduction (b)	—	—	—	(24,221)
JAKKS and WWE settlement (c)	—	29,488	—	29,488
Change in deferred net revenue	8,527	279	12,759	(10,232)
Change in deferred cost of sales (d)	(1,077)	(122)	(1,256)	5,159
License impairment charges (e)	30,296	—	30,296	—
Business realignment expenses (d)	10,906	269	10,913	3,097
Stock-based compensation and related costs (d)	2,469	3,959	6,826	7,661
Total non-GAAP adjustments affecting operating income	51,121	33,873	59,538	10,952
Non-GAAP operating income (loss)	$35,013	$32,522	$(26,585)	$10,683

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2010	2009	2010	2009
Net income (loss) attributable to THQ Inc.	$(14,947)	$542	$(92,042)	$1,381
Non-GAAP adjustments:
Non-GAAP adjustments affecting operating income (loss)	51,121	33,873	59,538	10,952
Gain on sale of investments (f)	(107)	—	(107)	(640)
Mark-to-market adjustments on investments (g)	(2,524)	(60)	—	(155)
Interest and other income (expense), net	(72)	—	(72)	(63)
Income tax adjustments (h)	(4,968)	(7,721)	6,229	(3,223)
Non-GAAP net income (loss)	$28,503	$26,634	$(26,454)	$8,252

Non-GAAP Earnings (loss) per share - diluted (i)	$0.37	$0.35	$(0.39)	$0.12
___________________
Notes:

(a)	See explanation above regarding the company's practice on reporting non-GAAP financial measures.

(b)	Represents the one-time reduction in accrued joint venture partner expense resulting from the settlement of the preferred return rate with JAKKS Pacific.

(c)	Represents the expense related to the settlement of litigation with WWE and JAKKS Pacific in December 2009.

(d)	See table below for further detail related to income statement classification of these adjustments.

(e)
The company reevaluated the sales potential of games based on its kids movie-based licenses. Based on recent industry trends, the company lowered expectations for this category, which resulted in a $30.3 million impairment of kids movie-based licenses for games that have not yet been released; this charge is included in "Cost of sales - License amortization and royalties" in our GAAP statement of operations for the three and nine months ended December 31, 2010.

(f)	Realized gains on sales of investments to the extent we had previously excluded a related other-than-temporary impairment from non-GAAP amounts.

(g)	Mark-to-market adjustments, including the impact of changes in foreign currency rates, related to certain of our available-for-sale

(g)
investment securities; these amounts are recorded in “Accumulated other comprehensive income,” a component of stockholders' equity, on our balance sheet until realized.  Adjustment also may include unrealized gains on trading Auction Rate Securities (ARS), partially offset by related unrealized losses on a put option received in connection with the ARS; this amount is recorded in “Interest and other income (expense), net.”

(h)	For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

(i)
For the three months ended December 31, 2010 and 2009, non-GAAP earnings (loss) per share - diluted has been calculated using the “if-converted” method relative to the Convertible Senior Notes (Notes) issued in August 2009. For the nine months ended December 31, 2010 and 2009, non-GAAP earnings (loss) per share - diluted has not been calculated using the “if-converted” method relative to the Notes as their inclusion would have been anti-dilutive.

The following table provides further detail on the income statement classification of certain non-GAAP adjustments that impact cost and expenses:

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2010	2009	2010	2009
Change in deferred cost of sales:
Change in deferred product costs	$80	$(186)	$547	$2,507
Change in deferred software amortization and royalties	—	64	—	2,652
Change in deferred license amortization and royalties	(1,157)	—	(1,803)	—
Total change in deferred cost of sales	$(1,077)	$(122)	$(1,256)	$5,159

Business realignment expenses:
Cost of sales - software amortization and royalties (a)	$9,882	$—	$9,882	$—
Product development	798	(69)	798	(322)
Selling and marketing	37	—	37	497
General and administrative	49	2	49	64
Restructuring	140	336	147	2,858
Total business realignment expenses	$10,906	$269	$10,913	$3,097

Stock-based compensation and related costs:
Cost of sales - software amortization and royalties	$1,323	$1,359	$2,142	$2,726
Product development (b)	(71)	855	552	1,177
Selling and marketing (b)	270	447	946	511
General and administrative (b)	947	1,298	3,186	3,247
Total stock-based compensation and related costs	$2,469	$3,959	$6,826	$7,661

___________________
Notes:

(a)
In the third quarter of fiscal 2011, the company reevaluated its strategy of adapting certain Western content for free-to-play online games in Asian markets.  This resulted in a write-off of $9.9 million related to the cancellation of Company of Heroes Online and WWE Online.

(b)
Stock-based compensation expense for the three and nine months ended December 31, 2010 and the nine months ended December 31, 2009 is net of the impact of the reversal of a portion of payroll tax accruals established in fiscal 2007 during our historical stock option grant investigation.

THQ Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In thousands)

	December 31, 2010	March 31, 2010
ASSETS
Cash, cash equivalents and short-term investments	109,399	$271,319
Short-term investments, pledged	—	22,774
Accounts receivable, net of allowances	96,104	41,318
Inventory	23,479	13,970
Licenses	31,664	56,555
Software development	188,173	132,223
Deferred income taxes	7,817	5,590
Income taxes receivable	—	4,914
Prepaid expenses and other current assets	18,020	13,864
Total current assets	474,656	562,527
Property and equipment, net	30,164	28,374
Licenses, net of current portion	82,896	83,752
Software development, net of current portion	45,226	26,792
Deferred income taxes	433	433
Long-term investments	1,524	1,851
Other long-term assets, net	12,967	10,600
TOTAL ASSETS	$647,866	$714,329

LIABILITIES AND EQUITY
Accounts payable	69,622	$40,305
Accrued and other current liabilities	136,720	137,332
Secured credit line	—	13,249
Total current liabilities	206,342	190,886
Other long-term liabilities	96,071	98,825
Convertible senior notes	100,000	100,000
Total liabilities	402,413	389,711
Total THQ Inc. stockholders' equity	245,453	324,355
Noncontrolling interest	—	263
Total equity	245,453	324,618
TOTAL LIABILITIES AND EQUITY	$647,866	$714,329

THQ Inc. and Subsidiaries
Unaudited Supplemental Financial Information
(In thousands)

	Three Months Ended GAAP				Nine Months Ended GAAP
Platform Revenue Mix	December 31, 2010		December 31, 2009		December 31, 2010		December 31, 2009
Consoles
Microsoft Xbox 360	45,681	14.5%	$62,204	17.5%	104,454	19.3%	$181,356	25.8%
Nintendo Wii	141,423	44.9	90,371	25.3	173,594	32.1	113,023	16.1
Sony PlayStation 3	40,188	12.8	57,362	16.1	99,921	18.5	153,096	21.8
Sony PlayStation 2	13,227	4.2	32,498	9.1	19,833	3.6	47,388	6.8
Other	—	—	3	—	—	—	8	—
	240,519	76.4	242,438	68.0	397,802	73.5	494,871	70.5
Handheld
Nintendo Dual Screen	48,988	15.6	75,040	21.0	85,900	15.9	114,902	16.4
Sony PlayStation Portable	13,079	4.2	24,497	6.9	24,282	4.5	37,115	5.3
Wireless	1,705	0.5	2,285	0.6	4,793	0.9	9,259	1.3
	63,772	20.3	101,822	28.5	114,975	21.3	161,276	23.0

PC	10,298	3.3	12,418	3.5	28,244	5.2	45,322	6.5
Total net sales	314,589	100.0%	$356,678	100.0%	541,021	100.0%	$701,469	100.0%

Geographic Revenue Mix
Domestic	234,140	74.4%	$226,638	63.5%	380,528	70.3%	$445,423	63.5%
Foreign	80,449	25.6	130,040	36.5	160,493	29.7	256,046	36.5
Total Net Sales	314,589	100.0%	$356,678	100.0%	541,021	100.0%	$701,469	100.0%

	Three Months Ended Non-GAAP				Nine Months Ended Non-GAAP
Platform Revenue Mix	December 31, 2010		December 31, 2009		December 31, 2010		December 31, 2009
Consoles
Microsoft Xbox 360	49,417	15.3%	$62,212	17.4%	110,628	20.0%	$181,316	26.2%
Nintendo Wii	141,423	43.8	90,371	25.3	173,594	31.3	113,023	16.3
Sony PlayStation 3	44,874	13.9	57,395	16.1	106,621	19.2	144,915	21.0
Sony PlayStation 2	13,227	4.1	32,497	9.1	19,833	3.6	47,388	6.9
Other	—	—	3	—	—	—	8	—
	248,941	77.1	242,478	67.9	410,676	74.1	486,650	70.4
Handheld
Nintendo Dual Screen	48,988	15.2	75,040	21.0	85,900	15.5	114,902	16.6
Sony PlayStation Portable	13,079	4.0	24,497	6.9	24,282	4.4	37,115	5.4
Wireless	1,704	0.5	2,285	0.6	4,792	0.9	9,259	1.3
	63,771	19.7	101,822	28.5	114,974	20.8	161,276	23.3

PC	10,404	3.2	12,657	3.6	28,130	5.1	43,311	6.3
Total net sales	323,116	100.0%	$356,957	100.0%	553,780	100.0%	$691,237	100.0%

Geographic Revenue Mix
Domestic	237,704	73.6%	$227,052	63.6%	386,841	69.9%	$441,314	63.8%
Foreign	85,412	26.4	129,905	36.4	166,939	30.1	249,923	36.2
Total Net Sales	323,116	100.0%	$356,957	100.0%	553,780	100.0%	$691,237	100.0%